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                                  EXHIBIT 10.7
                         FUTURELINK DISTRIBUTION CORP.


                    [BRIDGE TECHNOLOGY GROUP LLC LETTERHEAD]



April 29, 1999

FutureLink Distribution Corp.
No. 550,  603 - 7 Avenue SW
Calgary Alberta Canada T2P 2T5


Attention:  Raghu Kilambi, C.A.
Title:      VP Finance, CFO & Director


Dear Sirs:

     The purpose of this letter is to amend the engagement letter dated March 1, 1999 appointing Bridge Technology Group LLC ("Bridge" or the "Advisor") as financial consultant and advisor to FutureLink Distribution Corp. ("the Company") in connection with the Company's general corporate financial advisory and investor and media relations needs. In this connection, Bridge, agreed in its capacity as financial advisor, to assist the Company by undertaking certain activities, to the extent that such activities are required by the status of a project, including item 4) thereunder, which provides:

      4) Advise the Company with respect to financing strategy, including public and private equity and debt:

      A success fee described therein provided for the following:

     In the event a corporate finance transaction contemplated in item 4) above is completed with any party which Bridge identified, approached or negotiated with on behalf of the Company, the Company will pay Bridge a success fee of 7% (plus warrant coverage, at sale price of the common stock, of 10%) of the Aggregate Value of the transaction.

     In connection with Bridge's introduction of the Company to Commonwealth Associates and the Company's financing transaction with a first closing on the date hereof, Bridge and the Company agree that such success fee, for purposes of this transaction only, shall consist of 475,000 warrants to purchase the Company's stock at the closing price on the trading day immediately prior to the date hereof.

     All other terms and conditions of that engagement letter dated March 1, 1999 shall continue in full force and effect.



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April 29, 1999
Page 2

     If the foregoing is in accordance with your understanding, please confirm acceptance by signing and returning to us the duplicate of this letter attached herewith.



                                   BRIDGE TECHNOLOGY GROUP LLC


                                   By:  /s/ Steve Rouhandeh
                                        ------------------------
                                   Name:  Steven H. Rouhandeh
                                   Title: Chairman


                                   FUTURELINK DISTRIBUTION CORP.


                                   By:  /s/ R. Kilambi
                                        ----------------------------
                                   Name:  Raghu Kilambi, C.A.
                                   Title: VP Finance, CFO & Director